Exhibit 2.6

                       CONTENTS TO FINANCIAL STATEMENTS OF
                            APPLIEDTHEORY CORPORATION

                                                                                          Page
                                                                                          ----
Report of Independent Certified Public Accountants                                        F-2

Financial Statements

      Balance Sheets - December 31, 1998 and 1999                                         F-3

      Statements of Operations for the Years Ended
           December 31, 1997, 1998 and 1999                                               F-4

      Statement of Stockholders' Equity (Deficit) and Comprehensive Loss
           for the Years Ended December 31, 1997, 1998 and 1999                           F-5

      Statements of Cash Flows for the Years Ended
           December 31, 1997, 1998 and 1999                                            F-6 - F-7

      Notes to Financial Statements                                                    F-8 - F-31


               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of APPLIEDTHEORY CORPORATION

We have audited the balance sheets of AppliedTheory Corporation as of December 31, 1998 and 1999 and the related statements of operations, stockholders' equity (deficit) and comprehensive loss and cash flows for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of AppliedTheory Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AppliedTheory Corporation as of December 31, 1998 and 1999, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1999 in conformity with accounting principles generally accepted in the United States.

/s/ GRANT THORNTON LLP

New York, New York
February 4, 2000

                            AppliedTheory Corporation

                                 BALANCE SHEETS

                                                                                                        December 31,
                                                                                           -----------------------------------
                                                 ASSETS                                        1998                     1999
                                                                                           -----------               ---------
                                                                                                       (in thousands)
Current assets
     Cash and cash equivalents                                                               $   1,786                $ 14,834
     Marketable securities                                                                                              32,727
     Accounts receivable, net of allowance of $157
         and $231 in 1998 and 1999, respectively                                                 3,584                   6,714
     Due from related parties                                                                                               59
     Prepaid expenses and other current assets                                                     255                   2,133
                                                                                             ---------                --------
               Total current assets                                                              5,625                  56,467
Property and equipment, net                                                                      4,203                  13,881
Investment, at cost                                                                                                      5,000
Other assets                                                                                       690                   1,587
                                                                                             ---------                --------
               Total assets                                                                  $  10,518                $ 76,935
                                                                                             =========                ========

                                            LIABILITIES AND
                                     STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities
     Accounts payable                                                                        $   2,149                $  5,025
     Accrued payroll                                                                               582                   2,012
     Accrued expenses                                                                            2,473                   4,794
     Deferred revenue                                                                            1,849                   2,476
     Current portion of long-term debt and capital lease obligations                               551                   1,215
     Preferred stock dividends payable                                                             420
     Due to related parties                                                                        850
                                                                                             ---------                --------
               Total current liabilities                                                         8,874                  15,522
Long-term debt and capital lease obligations                                                     5,979                   6,783
Borrowings from NYSERNet.net, Inc.                                                               2,957
Other liabilities                                                                                  215                     421
Redeemable preferred stock - cumulative 14% dividend; $100 per share liquidation value; 1,000,000 shares authorized; 15,000 shares issued
     and outstanding in 1998                                                                     1,500

Stockholders' equity (deficit):
     Common stock, $.01 par value; 90,000,000 shares authorized; issued and outstanding, 15,039,488 voting and 54,848 nonvoting
         shares in 1998 and 21,413,362 voting shares in 1999                                       151                     214
Additional paid-in capital                                                                       6,581                  84,052
Accumulated deficit                                                                            (15,739)                (29,806)
Accumulated other comprehensive loss                                                                                      (251)
                                                                                             ---------                --------
               Total stockholders' equity (deficit)                                             (9,007)                 54,209
                                                                                             ---------                --------
               Total liabilities and stockholders' equity (deficit)                          $  10,518                $ 76,935
                                                                                             =========                ========

The accompanying notes are an integral part of these statements.

                            AppliedTheory Corporation

                            STATEMENTS OF OPERATIONS

                             Year ended December 31,

                                                         1997                 1998               1999
                                                     ------------        ------------        ------------
                                                       (in thousands, except per share and share amounts)
Net revenues
     Third-party customers                           $      8,023        $     14,236        $     27,328
     NYSERNet.org, Inc. customers and services              7,149               8,327              10,317
                                                     ------------        ------------        ------------

            Total net revenues                             15,172              22,563              37,645
                                                     ------------        ------------        ------------

Costs and expenses
     Cost of revenues                                      10,796              13,316              24,988
     Sales and marketing                                    3,706               6,400              14,124
     General and administrative                             4,283               6,349              10,180
     Research and development                                 680                 243                 321
     Depreciation and amortization                          1,095               1,672               3,403
     Other expenses                                           112                 900
                                                     ------------        ------------        ------------

            Total costs and expenses                       20,672              28,880              53,016
                                                     ------------        ------------        ------------

            Loss from operations                           (5,500)             (6,317)            (15,371)

Interest income                                                                   (42)             (1,938)
Interest expense                                              347                 608                 561
                                                     ------------        ------------        ------------

            NET LOSS                                       (5,847)             (6,883)            (13,994)

Preferred stock dividends                                     210                 210                  73
                                                     ------------        ------------        ------------

Net loss attributable to common stockholders         $     (6,057)       $     (7,093)       $    (14,067)
                                                     ============        ============        ============

Basic and diluted loss per common share              $       (.62)       $       (.56)       $       (.72)
                                                     ============        ============        ============

Shares used in computing basic and
    diluted loss per share                              9,756,248          12,665,940          19,491,711
                                                     ============        ============        ============


The accompanying notes are an integral part of these statements.

                            AppliedTheory Corporation

                   STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
                             AND COMPREHENSIVE LOSS

                    Years ended December 31, 1997, 1998, 1999
                      (in thousands, except share amounts)




                                                                           Common stock               Nonvoting common stock
                                                                       ------------------------      -------------------------
                                                                          Shares         Amount       Shares            Amount
                                                                       ----------        ------      --------           ------
BALANCE, JANUARY 1, 1997                                                9,750,000         $  13

Issuance of common stock pursuant to
    exercise of stock options                                              60,000
Preferred stock dividends
Net loss
                                                                       ----------         -----


Comprehensive loss


BALANCE, DECEMBER 31, 1997                                              9,810,000            13

Issuance of common stock, net of issuance costs of $81                  1,725,000             2
Issuance of common stock pursuant to exercise of
    stock options                                                       3,504,488             5       54,848
Compensation expense related to stock option plan
Conversion of stock appreciation rights to nonstatutory
    stock options
Effect of stock splits                                                                      130                        $  1
Preferred stock dividends
Net loss
                                                                       ----------         -----      --------          ----

Comprehensive loss


BALANCE, DECEMBER 31, 1998                                             15,039,488           150       54,848              1

Issuance of common stock, net of issuance costs
    of $7,620                                                           5,175,000            52
Issuance of common stock pursuant to exercise of
    stock options                                                       1,049,193            11       66,625
Issuance of common stock pursuant to Employee
    Stock Purchase Plan                                                    28,208
Compensation expense related to stock option plan
Conversion of nonvoting common stock to
    voting common stock                                                   121,473             1     (121,473)            (1)
Preferred stock dividends
Unrealized loss on marketable securities
Net loss
                                                                       ----------         -----    ----------          ----

Comprehensive loss


BALANCE, DECEMBER 31, 1999                                             21,413,362          $214    $       --          $ --
                                                                       ==========         =====    ==========          ====


                                                                                               Accumu-
                                                                                                lated
                                                                                                other
                                                                Additional      Accumu-        compre-                    Compre-
                                                                  paid-in        lated         hensive                    hensive
                                                                  capital       deficit          loss         Total        loss
                                                                -----------    ----------    -----------    ----------   ----------
BALANCE, JANUARY 1, 1997                                                       $  (2,589)                   $  (2,576)

Issuance of common stock pursuant to
    exercise of stock options                                   $         8                                         8
Preferred stock dividends                                                           (210)                        (210)
Net loss                                                                          (5,847)                      (5,847)   $  (5,847)
                                                                -----------    ----------                   ----------   ----------


Comprehensive loss                                                                                                       $  (5,847)
                                                                                                                         ==========

BALANCE, DECEMBER 31, 1997                                                8       (8,646)                      (8,625)

Issuance of common stock, net of issuance costs of $81                4,983                                     4,985
Issuance of common stock pursuant to exercise of
    stock options                                                       264                                       269
Compensation expense related to stock option plan                       117                                       117
Conversion of stock appreciation rights to nonstatutory
    stock options                                                     1,340                                     1,340
Effect of stock splits                                                 (131)
Preferred stock dividends                                                           (210)                        (210)
Net loss                                                                          (6,883)                      (6,883)   $  (6,883)
                                                                -----------    ----------                   ----------   ----------

Comprehensive loss                                                                                                       $  (6,883)
                                                                                                                         ==========

BALANCE, DECEMBER 31, 1998                                            6,581      (15,739)                      (9,007)

Issuance of common stock, net of issuance costs
    of $7,620                                                        75,180                                    75,232
Issuance of common stock pursuant to exercise of
    stock options                                                       616                                       627
Issuance of common stock pursuant to Employee
    Stock Purchase Plan                                                 304                                       304
Compensation expense related to stock option plan                     1,371                                     1,371
Conversion of nonvoting common stock to
    voting common stock
Preferred stock dividends                                                            (73)                         (73)
Unrealized loss on marketable securities                                                       $ (251)           (251)   $    (251)
Net loss                                                                         (13,994)                     (13,994)     (13,994)
                                                                -----------    ----------      -------      ----------   ----------

Comprehensive loss                                                                                                       $ (14,245)
                                                                                                                         ==========

BALANCE, DECEMBER 31, 1999                                          $84,052     $(29,806)      $ (251)       $ 54,209
                                                                ===========    ==========      =======      ==========


The accompanying notes are an integral part of this statement.

                            AppliedTheory Corporation

                            STATEMENTS OF CASH FLOWS

                             Year ended December 31,

                                                                                1997                  1998                  1999
                                                                            -----------           ------------           ----------
                                                                                                 (in thousands)
Cash flows from operating activities
   Net loss                                                                    $(5,847)              $(6,883)             $(13,994)
   Adjustments to reconcile net loss to net cash used in
       operating activities
         Depreciation and amortization                                           1,095                 1,672                 3,403
         Provision for bad debts                                                   119                    60                    90
         Deferred payment of interest expense to NYSERNet.net, Inc.                 59                   211                  (270)
         Loss on sale of property and equipment                                    111                    21                     3
         Realized loss on sale of marketable securities                                                                         26
         Loss from assets not usable in operations                                                       900
         Conversion of stock appreciation rights to nonstatutory
             stock options                                                                             1,340
         Compensation expense related to stock option plans                                              117                 1,371
         Changes in assets and liabilities
            Accounts receivable                                                     66                (2,433)               (3,220)
            Due to (from) related parties                                       (1,229)                  450                  (909)
            Prepaid expenses, other current assets and other assets                (61)                  (68)               (3,074)
            Accounts payable                                                       577                   142                 2,876
            Accrued payroll                                                        229                   214                 1,430
            Accrued expenses and other liabilities                                (373)                  612                 2,527
            Deferred revenue                                                        69                   941                   627
                                                                              --------               -------             ---------
                  Net cash used in operating activities                         (5,185)               (2,704)               (9,114)
                                                                              --------               -------             ---------
Cash flows from investing activities
   Purchases of property and equipment                                          (1,270)               (2,480)              (11,643)
   Issuance of notes receivable                                                                         (309)
   Purchase of marketable securities                                                                                       (80,724)
   Proceeds from sales of marketable securities                                                                             47,720
   Investment in certain businesses                                                                                         (5,000)
   Payments received on notes receivable                                                                   2                   299
   Proceeds from sale of property and equipment                                      4                     8                     8
                                                                              --------               -------             ---------
                  Net cash used in investing activities                         (1,266)               (2,779)              (49,340)
                                                                              --------               -------             ---------
Cash flows from financing activities
   Issuance of common stock, net of issuance costs                                   8                 5,254                76,163
   Payment of deferred stock dividends                                                                                        (493)
   Redemption of preferred stock                                                                                            (1,500)
   Borrowings from NYSERNet.net, Inc.                                            2,385                   301                   800
   Repayment of borrowings from NYSERNet.net, Inc.                                                                          (3,487)
   Proceeds from line of credit borrowings, net                                  4,144                 1,286                    70
   Principal payments on capital leases                                           (124)                 (350)               (1,072)
   Proceeds received from long-term debt                                                               1,025                 1,021
   Security deposit on equipment financing                                                              (382)
                                                                              --------               -------             ---------
                  Net cash provided by financing activities                      6,413                 7,134                71,502
                                                                              --------               -------             ---------
                  NET INCREASE (DECREASE) IN CASH
                      AND CASH EQUIVALENTS                                         (38)                1,651                13,048
Cash and cash equivalents, beginning of year                                       173                   135                 1,786
                                                                              --------               -------             ---------
Cash and cash equivalents, end of year                                        $    135               $ 1,786              $ 14,834
                                                                              ========               =======             =========

                            AppliedTheory Corporation

                             Year ended December 31,


                                                                        1997                1998                1999
                                                                    ------------        ------------         -----------
                                                                                       (in thousands)
Supplemental disclosures of cash flow information:
   Cash paid during the period for
      Interest                                                          $    288            $    396          $      831

Noncash investing and financing transactions:
   Fixed asset acquisitions financed through capitalized lease
       obligations                                                           551                                   1,448
   Dividends payable                                                         210                 210
   Advances from NYSERNet.org, Inc. to purchase fixed assets               2,129
   Issuance of preferred stock in settlement of advances
       due NYSERNet.net, Inc.                                              1,500

The accompanying notes are an integral part of these statements.

                            AppliedTheory Corporation

                          NOTES TO FINANCIAL STATEMENTS

              For the years ended December 31, 1997, 1998 and 1999

NOTE A - NATURE OF OPERATIONS AND BASIS OF PRESENTATION

      AppliedTheory Corporation (formerly AppliedTheory Communications, Inc.) was incorporated in the State of New York in November 1995 as a wholly-owned subsidiary of NYSERNet.net, Inc. ("NET"), a not-for-profit corporation. For purposes of these financial statements and notes thereto, AppliedTheory Corporation and AppliedTheory Communications, Inc. are used interchangeably and referred to as the "Company" (Note K). NET is also the sole member of NYSERNet.org, Inc. ("ORG"), a not-for-profit corporation (in effect ORG is a wholly-owned subsidiary of NET). As a result of certain transactions completed during 1998 (the exercise of 3,559,335 stock options, the private placement of 1,725,000 shares, NET's direct sale of 4,875,000 shares it owned in AppliedTheory) and the effect of the Company's initial public offering ("IPO") in April 1999, NET's ownership percentage in AppliedTheory declined to less than 50% (Note K).

      In conjunction with its IPO, AppliedTheory Communications, Inc. reorganized as a Delaware corporation. On January 28, 1999, the Company established its wholly-owned subsidiary, AppliedTheory Corporation. The Company merged into AppliedTheory Corporation, which is the surviving entity.

      The Company is a provider of Internet solutions for businesses with critical Internet operations. The Company's solutions include: (i) Internet connectivity, (ii) Internet integration and enterprise portal development and (iii) Web hosting.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      The following is a summary of the Company's significant accounting policies.

      1.    Revenue Recognition

            Revenue from Internet connectivity and Web hosting services is recognized ratably over the period of the agreement as services are provided. Internet connectivity agreements range from one to five years and contain automatic renewal clauses unless either party cancels the agreement. Web hosting agreements are typically for periods of one year and automatically renew unless either party cancels the agreement.

            Revenue from Internet integration and enterprise portal development represents professional services that are recognized principally on a time-and-materials basis as the services are performed.

                            AppliedTheory Corporation

              For the years ended December 31, 1997, 1998 and 1999

NOTE B (CONTINUED)

      2.    Deferred Revenue

            Deferred revenue consists principally of billings in advance of services not yet provided.

      3.    Research and Development

            The Company charges all costs incurred to establish the technological feasibility of a product or product enhancement to research and development expense.

      4.    Advertising

            Advertising costs, charged to operations when incurred, were approximately $435,000, $1,363,000 and $1,337,000 for the years ended December 31, 1997, 1998 and 1999, respectively.

      5.    Income Taxes

            The Company records income taxes using the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the financial reporting basis and tax basis of assets and liabilities. A valuation allowance is recognized to the extent a portion or all of a deferred tax asset may not be realizable.

      6.    Loss Per Share

            Basic loss per share is computed using the weighted average number of shares of common stock outstanding during the period. Diluted loss per share is computed using the weighted average number of shares of common stock, adjusted for the dilutive effect of potential common shares issued or issuable pursuant to stock options and stock appreciation rights. Potential common shares issued are calculated using the treasury stock method. All potential common shares have been excluded from the computation of diluted loss per share as their effect would be antidilutive and, accordingly, there is no reconciliation of basic and diluted loss per share for each of the periods presented. Potential common shares that were excluded from the computation of diluted loss per share consisted of stock options and stock appreciation rights outstanding of 5,837,708, 3,998,333 and 3,348,837 for the years ended December 31, 1997, 1998 and 1999, respectively.

                            AppliedTheory Corporation

              For the years ended December 31, 1997, 1998 and 1999

NOTE B (CONTINUED)

      7.    Cash and Cash Equivalents

            The Company considers all highly liquid investments, which principally consist of money market funds and time deposits, with an original maturity of three months or less at the date of acquisition to be cash equivalents.

      8.    Marketable Securities

            Investments classified as marketable securities represent fixed maturity instruments (corporate bonds and notes) which are reported at their fair values. Unrealized gains and losses on these securities, net of related tax effects, are included in stockholders' equity as a component of accumulated other comprehensive loss. The Company considers all marketable securities as available for sale. Investment income is recognized when earned. Realized gains and losses on sales and maturities of investments are determined on a specific identification basis. The amortization of premiums and accretion of discounts are computed on the straight-line basis. Fair values are based on quoted market prices.

      9.    Property and Equipment

            Property, equipment and leasehold improvements are recorded at cost. Depreciation is recorded on a straight-line basis over the estimated useful lives of the assets, which range from three to five years. Leasehold improvements are amortized over the term of the lease or the service lives of the improvements, whichever is shorter.

            Leased property meeting certain criteria is capitalized and the present value of the related lease payments is recorded as a liability. Depreciation of capitalized leased assets is recorded on the straight-line method over the shorter of the term of the lease or the estimated useful life.

      10.   Impairment of Long-Lived Assets and Long-Lived Assets To Be Disposed
            Of

            The Company evaluates its long-lived assets and certain identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets or intangibles may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such an asset is considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

                            AppliedTheory Corporation

              For the years ended December 31, 1997, 1998 and 1999

NOTE B (CONTINUED)

     11.    Lease and Contractual Commitments

            The Company recognizes expense under operating leases and contractual agreements on a straight-line basis over the terms of the lease or agreement. The difference between the amounts computed on a straight-line basis and the amounts paid or payable is included in accrued expenses and other liabilities.

     12.    Concentration of Credit Risk

            Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of cash, cash equivalents, accounts receivable and marketable securities. Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Company's customer base. However, these customers are concentrated in New York State. The Company's revenues from ORG customers and services to ORG accounted for approximately 47%, 37% and 27% of total net revenues for the years ended December 31, 1997, 1998 and 1999, respectively (Note L). One third-party customer accounted for 16%, 28% and 39% of total net revenues for the years ended December 31, 1997, 1998 and 1999, respectively. Accounts receivable at December 31, 1999 include approximately $3,584,000 from this third party customer.

     13.    Fair Value of Financial Instruments

            The carrying amounts of cash and cash equivalents, accounts receivable, marketable securities, accounts payable, accrued expenses, long-term debt and capital lease obligations approximate fair value because of the short maturity of these items.

            The carrying amount of the debt issued pursuant to the Company's bank credit agreement approximates fair value because the interest rates change with market interest rates.

     14.    Segment and Related Information

            The Company operates as one business segment, as a provider of Internet solutions, and follows the requirements of Statement of Financial Accounting Standards ("SFAS") No. 131, "Disclosures About Segments of an Enterprise and Related Information."

                            AppliedTheory Corporation

              For the years ended December 31, 1997, 1998 and 1999

NOTE B (CONTINUED)

            The Company had revenues from its major service offerings as follows:

                                                            1997                      1998                      1999
                                                       --------------            --------------              ---------
                                                                                 (in thousands)
                Net revenues
                   Internet connectivity                   $12,249                   $15,077                   $19,573
                   Internet integration and
                      enterprise portal
                      development                            1,915                     5,940                    14,871
                   Web hosting                               1,008                     1,546                     3,201
                                                            ------                    ------                    ------

                                                           $15,172                   $22,563                   $37,645
                                                            ======                    ======                    ======

            Due to the way the Company manages its operations, it does not account for or report operating expenses by product/service offering.

     15.    Use of Estimates

            In preparing the financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

     16.    Effects of Recently Issued Accounting Pronouncements

            In September 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which requires entities to recognize all derivatives in their financial statements as either assets or liabilities measured at fair value. SFAS No. 133 also specifies new methods of accounting for hedging transactions, prescribes the items and transactions that may be hedged and specifies detailed criteria to be met to qualify for hedge accounting. SFAS No. 133, as amended by SFAS No. 137, is effective for fiscal years beginning after September 15, 2000. The Company currently does not use derivative instruments as defined by SFAS No. 133. If the Company continues to not use these derivative instruments by the effective date of SFAS No. 133, the adoption of this statement will have no effect on the Company's results of operations or financial position.

                            AppliedTheory Corporation

              For the years ended December 31, 1997, 1998 and 1999

NOTE B (CONTINUED)

     17.    Reclassifications

            Certain prior period amounts have been reclassified to conform to the current year presentation.

NOTE C - COMPREHENSIVE LOSS

      Comprehensive loss for the years ended December 31, 1997, 1998 and 1999, was as follows:

                                                             1997                      1998                      1999
                                                          ----------               -----------                ---------
                                                                                 (in thousands)
                Net loss                                    $(5,847)                  $(6,883)                 $(13,994)
                Other comprehensive income (loss):
                      Unrealized loss on marketable
                          securities, net of income
                          tax effect of $0                                                                         (251)
                                                            -------                   -------                  --------

                Comprehensive loss                          $(5,847)                  $(6,883)                 $(14,245)
                                                            =======                   =======                  ========

NOTE D - MARKETABLE SECURITIES

      Marketable securities at December 31, 1999 consist of the following:

                                                        Amortized                   Fair             Unrealized
                                                          cost                      value               loss
                                                        ---------                   -----            ----------
                                                                               (in thousands)
                Available-for-sale securities
                    (carried on the balance
                    sheet at fair value)
                Debt securities with maturities:
                   Less than one year                      $31,096                $30,875              $(221)
                   Due in 1 - 2 years                        1,882                  1,852                (30)
                                                            ------                 ------               ----

                                                           $32,978                $32,727              $(251)
                                                            ======                 ======               ====

                            AppliedTheory Corporation

              For the years ended December 31, 1997, 1998 and 1999

NOTE E - PROPERTY AND EQUIPMENT

      Property and equipment consisted of the following:

                                                       1998             1999
                                                     --------        --------
                                                          (in thousands)
      Computer equipment                             $  5,468        $ 14,168
      Office furniture and equipment                      440           1,080
      Equipment under capital leases                      551           2,000
      Leasehold improvements                              353           2,634
                                                     --------        --------
                                                        6,812          19,882
      Less accumulated depreciation
        and amortization                               (2,609)         (6,001)
                                                     --------        --------

                                                     $  4,203        $ 13,881
                                                     ========        ========

      The accumulated depreciation associated with equipment under capital leases was $113,082 and $675,847 in 1998 and 1999, respectively.

      On December 21, 1998, the Company adopted a plan, which was approved by the Board of Directors to close a leased facility, which principally is used as a Web hosting data center. The facility has experienced operational difficulties, which limited its usability as a Web hosting site and the ability to generate sufficient revenues. In connection with the plan of abandonment, the Company has recorded a $900,000 charge to operations for the year ended December 31, 1998 consisting of (i) a $486,000 write-down of equipment and leasehold improvements to management's estimate of their fair value, based on the anticipated discounted future cash flows through the date of abandonment, of approximately $70,000 in accordance with the provisions of SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets To Be Disposed Of" and (ii) a $414,000 accrued liability, included in "Accrued expenses - other" in 1998 and 1999, relating to equipment leases and a facility operating lease (net of anticipated subrental income) expiring in October 2001 and May 2006, respectively, in accordance with the provisions of EITF 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity" (Note
      H). This accrued liability provides for only those costs subsequent to exiting the facility, that was expected to occur in September 1999, and costs prior thereto will be recognized during the period in which they are incurred. The plan calls for the Web hosting customer base served from this facility and the related revenues, which are not significant, to be transitioned to another facility. As of December 31, 1999, no amounts have been charged against this liability. The closure date has been delayed pending completion of additional data centers.

                            AppliedTheory Corporation

              For the years ended December 31, 1997, 1998 and 1999

NOTE F - INVESTMENT IN PLANNING TECHNOLOGIES, INC.

      On June 22, 1999, the Company entered into a stock purchase agreement (the "Stock Purchase Agreement") with Planning Technologies, Inc. ("PTI"), a Georgia corporation, which provides consulting and network engineering services, along with Grumman Hill Investments III, L.P., ("Grumman Hill") (Note K) and certain shareholders of PTI. Pursuant to the Stock Purchase Agreement, the Company acquired approximately 10% of the capital stock of PTI on a fully diluted basis, as defined in the Stock Purchase Agreement, for $5 million. The Company's 10% ownership interest in PTI is represented by 2,976,190 shares of PTI's Convertible Preferred Stock, which represent approximately 50% of PTI's outstanding Convertible Preferred Stock. The investment is being accounted for under the cost method.

      The Stock Purchase Agreement provides a definition of service revenues for PTI for the year ended December 31, 1999. In the event that PTI's service revenues for that period are below thresholds which are described in the Stock Purchase Agreement, the Company will receive additional shares of PTI Convertible Preferred Stock representing up to 5% of the fully diluted capital stock of PTI.

      As a result of its investment in PTI, so long as the Company continues to hold at least 25% of the total outstanding Convertible Preferred Stock of PTI, the Company will be entitled to designate and elect one director out of a total of six seats on the Board of Directors. Pursuant to the terms of its investment, during the period beginning June 30, 2000 and ending December 31, 2000, the Company will have the option to purchase all the outstanding capital stock of PTI at a price, which at that time is determined to be fair market value.

      During 1999, the Company paid PTI approximately $26,000 in network operation related consulting fees.

                            AppliedTheory Corporation

              For the years ended December 31, 1997, 1998 and 1999

NOTE G - LONG-TERM DEBT, BORROWINGS FROM NET
            AND CAPITAL LEASE OBLIGATIONS

      Long-term debt, borrowings from NET and capital lease obligations consist of the following:

                                                                                           December 31,
                                                                                ----------------------------------
                                                                                 1998                        1999
                                                                                -------                     ------
                                                                                          (in thousands)
             Line of credit                                                     $5,430                     $ 5,500
             Borrowings from NYSERNet.net, Inc.                                  2,957
             Equipment financing                                                   897                       1,408
             Capital lease obligations (net interest of $23,400
                 and $78,200 in 1998 and 1999, respectively)                       203                       1,090
                                                                                ------                      ------

                                                                                 9,487                       7,998

             Less current portion                                                 (551)                     (1,215)
                                                                                ------                      ------

                                                                                $8,936                      $6,783
                                                                                 =====                       =====

      Line of Credit

      On January 20, 1998, the Company entered into a credit agreement with a bank for an aggregate amount of $7,500,000, which expires on January 19, 2001. The agreement provides for the payment on January 19, 2001 of the unpaid principal balance of all amounts advanced on and outstanding at that time. Interest is charged and payable on a monthly basis as determined by the Company, either on a LIBOR plus 50 basis points or a prime rate basis less 200 basis points. The credit facility is collateralized by substantially all assets of the Company and by a maximum of $5,500,000 of cash and cash equivalents, government securities, corporate securities or corporate equities pledged by NET.

      In accordance with the terms of the credit agreement, as amended on August 3, 1999, the bank issued a standby letter of credit in the Company's name for $650,000, expiring July 30, 2000, pursuant to the amended agreement, collateralizing the Company's obligation to a third party for a real property lease. The Company's available credit under its line of credit agreement is effectively reduced by the outstanding amount of the letter of credit.

      At December 31, 1999, the Company had $5,500,000, outstanding under the line of credit and, as a result of certain restrictions, has no additional availability at December 31, 1999. The average interest rate on outstanding borrowings was 6.1% and 5.7% at December 31, 1998 and 1999, respectively.

                            AppliedTheory Corporation

              For the years ended December 31, 1997, 1998 and 1999

NOTE G (CONTINUED)

      Borrowings From NYSERNet.net, Inc.

      The Company has an unsecured borrowing facility with NET which provides for borrowings to a maximum amount of $6,187,000, less any preferred stock issued to NET (Note J), for working capital requirements. Interest on the loans accrues at the prime rate (7.75% and 8.5% at December 31, 1998 and 1999, respectively) and payments are deferred for five years from the date of each advance or January 1, 2002, whichever is earlier. All principal borrowings under this agreement are due and payable on January 1, 2002. The Company had no principal borrowings outstanding under this facility as of December 31, 1999. Amounts charged to interest expense on the borrowings under this related party debt facility amounted to $58,915, $211,323 and $69,414 for the years ended December 31, 1997, 1998 and 1999, respectively.

      Equipment Financing

      During 1998 and 1999, the Company entered into equipment financing agreements with a secured lender. Borrowings under these agreements are repayable in thirty-six (36) varying monthly installments of approximately $33,000 with interest at a fixed rate of 10.3% through September 2002. In connection with the equipment financing, the Company was required to place on deposit $382,000 as additional collateral. The security deposit, which is included in "Other assets" at December 31, 1998 and 1999, earns interest at a rate of 5.0% per annum and one-half is refundable on September 1, 2001, and beginning May 1, 2002, the monthly payments will be deducted from the outstanding security deposit.

      Capital Lease Obligations

      The Company leases certain equipment under agreements accounted for as capital leases. The obligations for the equipment require the Company to make monthly payments through September 2001, with implicit interest rates ranging from 10.0% to 16.6%. In connection with the financing in 1999, the Company was required to deliver a security deposit by placing on deposit $782,000 as additional collateral. The security deposit was fully refunded to the Company in June 1999.

                            AppliedTheory Corporation

              For the years ended December 31, 1997, 1998 and 1999

NOTE G (CONTINUED)

      The following is a summary of the aggregate annual maturities of long-term debt, borrowings from NET and capital lease obligations as of December 31, 1999:

                                   Year ending December 31,
                                   ------------------------
                                                                      (in thousands)
                                        2000                               $1,215
                                        2001                                6,471
                                        2002                                  312
                                                                           ------

                                                                           $7,998
                                                                           ------

NOTE H - ACCRUED EXPENSES AND OTHER LIABILITIES

      Accrued expenses consisted of the following:

                                                                    1998                          1999
                                                                    -----                         -----
                                                                              (in thousands)
           Network costs                                           $1,020                        $2,511
           Lease and contractual commitments                          185                         1,035
           Other                                                    1,268                         1,248
                                                                    -----                         -----
                                                                   $2,473                        $4,794
                                                                    =====                         =====

      OTHER LIABILITIES CONSISTED OF THE FOLLOWING:

                                                                    1998                          1999
                                                                    -----                         -----
           Lease and contractual commitments                         $215                          $421
                                                                    =====                         =====

                            AppliedTheory Corporation

              For the years ended December 31, 1997, 1998 and 1999

NOTE I - COMMITMENTS AND CONTINGENCIES

      1.    Telecommunications

            The Company is committed to minimum annual and cumulative purchase commitments to two telecommunications vendors for various products and services as follows: (1) an aggregate minimum cumulative purchase commitment, beginning in November 1999, over the three-year term of the agreement of $9 million, with minimum annual commitments of $1,000,000 in 2000, 2001 and 2002 and (2) an aggregate minimum cumulative purchase commitment, beginning in December 1999, over the three-year term of the agreement of $25 million, as defined, with minimum annual commitments of $4,000,000 in 2000, $8,000,000 in 2001 and $10,000,000 in 2002.

            In 1999, the Company satisfied the purchase commitment under a previous arrangement with one of the aforementioned telecommunications vendors.

            The Company has also entered into contracts expiring at various times through the year 2002 with various communications vendors to provide services consisting of aggregating, routing and transporting data communications over the Company's network. Such contracts contain no minimum purchase commitments and are cancelable by either party.

            The Company had purchase commitments at December 31, 1999 totaling approximately $5,000,000 for various network equipment.

      2.    Facilities and Equipment Leases

            The Company leases office facilities, data centers and certain equipment with expiration dates through November 2009. Certain operating leases for the office facilities include rent holidays and scheduled base rent increases over the term of the lease. The total amount of base rent is being charged to expense by the straight-line method over the terms of the lease.

                            AppliedTheory Corporation

              For the years ended December 31, 1997, 1998 and 1999

NOTE I (CONTINUED)

            Future minimum lease payments under noncancelable operating leases as of December 31, 1999 are as follows:

                Year ending December 31,
                ------------------------
                                                       (in thousands)
                     2000                                    $ 2,400
                     2001                                      2,336
                     2002                                      2,164
                     2003                                      2,209
                     2004                                      2,257
                     Thereafter                                7,917
                                                             -------

                                                             $19,283
                                                             =======

            Total rent expense for operating leases amounted to $862,000, $898,000 and $1,736,000 for the years ended December 31, 1997, 1998 and 1999, respectively.

      3.    Employment Agreements

            The Board of Directors has provided for severance payments upon termination of employment or change in control, as defined, for certain executive officers of the Company. Under this provision, the maximum aggregate commitment at December 31, 1999, excluding benefits, was approximately $1,276,000.

      4.    Litigation Matters

            The Company is involved in various litigation, which arises through the normal course of business. Management believes that the resolution of these matters will not have a material adverse effect on the Company's financial position or results of operations.

                            AppliedTheory Corporation

              For the years ended December 31, 1997, 1998 and 1999

NOTE J - REDEEMABLE PREFERRED STOCK

      Effective January 1, 1997, the Company issued 15,000 shares of redeemable preferred stock at $100 per share liquidation value to NET in satisfaction of the $1,500,000 advance (Note L(1)). Holders of shares of the redeemable preferred stock are entitled to receive payment for cumulative dividends at the annual rate of $14.00 per share (14%) beginning January 1, 1999, based upon a liquidation value of $100 per share, payable quarterly. At December 31, 1998, the amount of dividends payable on the 14% redeemable preferred stock was $420,000. On May 5, 1999, the Company paid approximately $1,993,000 to fully redeem all outstanding preferred stock and accrued dividends with a portion of the proceeds from the Company's IPO.

NOTE K - STOCKHOLDERS' EQUITY (DEFICIT)
            AND STOCK OPTION PLANS

      Capitalization

      On January 29, 1999, the Company's Board of Directors authorized an increase in the number of common stock and preferred stock authorized to 90,000,000 and 1,000,000, respectively. Further all non-voting common shares are converted into voting common shares.

      On May 5, 1999, the Company completed its IPO. Through the IPO, 5,175,000 shares of the Company's common stock were issued for net proceeds of approximately $75.2 million after deduction of the underwriting discount, commissions and other offering costs of approximately $7.6 million.

      Private Placement

      On August 4, 1998, the Company completed a private placement of 1,725,000 shares of its voting common stock for proceeds of $4,985,719, net of issuance costs of $80,951. In connection with the private placement, NET sold a portion of its holdings in the Company. The stock purchase agreement also gives the investors the right of first refusal to purchase any equity securities of the Company at the same price, and on the same terms and conditions offered until such time that any class of the Company's equity securities is registered under the Securities Act. In addition, NET granted an irrevocable proxy to vote and to execute and deliver written consents or otherwise act with respect to 1,890,000 shares of its current holdings of 4,875,000 shares to the investors of the private placement. The proxy was granted to allow the investors to have voting

                           AppliedTheory Corporation

              For the years ended December 31, 1997, 1998 and 1999

NOTE K (CONTINUED)

     power over a majority of the shares then outstanding which were entitled to vote at stockholders' meetings. The granting of the proxy was a condition to Broadwing Communication Services, Inc.'s ("Broadwing"), formerly IXC Internet Services, Inc., and Grumman Hill's agreement to purchase shares from NET and the Company. The number of shares covered by the proxy will reduce by that number of shares of the Company's common stock which the investors acquire from the Company or from stockholders under option agreements between such stockholders and the investors during the period between September 4, 1999 and October 28, 2000. As of December 31, 1999, the number of shares covered by the proxy is 389,723.

     Stock Splits

     On October 14, 1998 and April 12, 1999, the Board of Directors approved a five-for-one stock split and a one and one half-for-one stock split, respectively. All share and per share amounts in the accompanying financial statements have been retroactively restated to give effect to the stock split. The par value was maintained at $.01 per share.

     Employee Stock Purchase Plan

     In March 1999, the Board of Directors adopted an Employee Stock Purchase Plan, which permits eligible employees to purchase shares of the Company's common stock at a discounted price of 85% of the market value of the shares at the date of purchase, as defined. A total of 2,250,000 shares of the Company's common stock may be purchased under the employee plan. During 1999, employees purchased 28,208 shares, at $10.78 per share. Total proceeds received by the Company were approximately $304,000. The Plan conforms with Section 423 of the Internal Revenue Code of 1986 and is considered to be non-compensatory for financial reporting purposes.

     Stock Option Plans

     The Company's 1996 Incentive Stock Option Plan had authorized the grant of options to key employees, directors, advisors and consultants for up to 12,000,000 shares of the Company's common stock with an exercise price of not less than the fair market value of the shares at the date of grant. All options granted have ten-year terms and vest over one to five years following the date of grant. The Board of Directors may exercise the right to accelerate the vesting provisions of the option grants upon the occurrence of certain conditions, as defined. This plan was frozen on January 1, 1999 and accordingly no options were granted under the plan in 1999.

                           AppliedTheory Corporation

              For the years ended December 31, 1997, 1998 and 1999

NOTE K (CONTINUED)

     On March 12, 1999, the Board of Directors approved its 1999 Stock Option Plan. The Plan has authorized the grant of options to employees and directors for up to 2,400,000 shares of the Company's common stock with an exercise price of not less than the fair market value of the shares at the date of grant. This plan allows for the granting of incentive stock options qualified under Section 422 of the Internal Revenue Code and also non-qualified options. All options granted have ten-year terms and vest immediately or over a period of one to five years following the date of grant. The Board of Directors may exercise the right to accelerate the vesting provisions of the option grants upon the occurrence of certain conditions, as defined.

     As permitted by SFAS No. 123, "Accounting for Stock-Based Compensation," the Company has elected to follow Accounting Principles Board Opinion No. 25 (APB 25), "Accounting for Stock Issued to Employees," method of determining compensation cost. Under APB 25, if the exercise price of the Company's employee stock options equals or exceeds the market price of the underlying stock on the date of grant, no compensation expense is recognized.

     Pro forma information regarding net income is required by SFAS No. 123, and has been determined as if the Company had accounted for its employee stock options granted and shares purchased through the employee stock purchase plan under the fair value method of that Statement. The fair value for these options and shares was estimated at the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions:

                                                                                  December 31,
                                                                ----------------------------------------------
                                                                  1997               1998               1999
                                                                --------           --------           --------
       Risk-free interest rate                                    5.40%             4.80%              5.70%
       Volatility factor                                           .001              .001               .80
       Expected life of options                                   5 years           5 years            4 years

                           AppliedTheory Corporation

              For the years ended December 31, 1997, 1998 and 1999

NOTE K (CONTINUED)

     Had the Company determined compensation cost in accordance with SFAS
     No. 123, the Company's pro forma net loss attributable to common stockholders and pro forma basic and diluted loss per common share would have been as follows:

                                                                          Year ended December 31,
                                                         -----------------------------------------------------
                                                            1997                  1998                  1999
                                                         ----------            ----------            ---------
                                                               (in thousands, except per share amounts)
        Pro forma net loss attributable
            to common stockholders                          $(6,070)              $(7,288)             $(15,098)
        Pro forma basic and diluted
            loss per common share                             $(.62)                $(.58)                $(.77)

     A summary of the Company's stock option activity and related information under the plans for the years ended December 31, 1997, 1998 and 1999, follows:

                                                                                                        Weighted
                                                                                 Price                   average
                                                         Options               per share             exercise price
                                                        ---------          ---------------          ---------------
        Balance, January 1, 1997                         4,907,250        $.056 -     $.133             $  .072

        Granted                                            879,833                     .40                 .40
        Exercised                                          (60,000)                    .133                .133
        Forfeited                                          (16,875)                    .263                .263
                                                      ------------        ----------------               ------

        Balance, December 31, 1997                       5,710,208        $.056 -     $.40              $  .121

        Granted                                          2,211,773         .133 -     2.93                2.736
        Exercised                                       (3,559,335)        .056 -      .40                 .076
        Forfeited                                         (364,313)        .056 -      .40                 .292
                                                        ----------        ----------------               ------

        Balance, December 31, 1998                       3,998,333        $.056 -    $2.93               $1.59

        Granted                                            674,850       11.18  -    20.38               14.68
        Exercised                                       (1,115,818)        .056 -     2.93                 .57
        Forfeited                                         (208,528)        .056 -    16.00                2.65
                                                        ----------        ----------------

        Balance, December 31, 1999                       3,348,837        $.056 -   $20.38               $4.50
                                                        ==========         ===============

        Exercisable, December 31, 1997                   1,378,470        $.056 -     $.40                $.103
                                                        ==========         ===============                 ====

        Exercisable, December 31, 1998                   1,760,858        $.056 -    $2.93                $.473
                                                        ==========         ===============                 ====

                           AppliedTheory Corporation

              For the years ended December 31, 1997, 1998 and 1999

NOTE K (CONTINUED)

     The weighted average fair values of options granted were $.00, $3.02 and $9.24 for the years ended December 31, 1997, 1998 and 1999, respectively.

     Certain options were granted in 1998 and 1999 at exercise prices below the fair market value of the Company's stock, resulting in aggregate total compensation of $5,059,000, of which a non-cash compensation expense of $117,000 and $1,371,000 was recorded for the years ended December 31, 1998 and 1999, respectively, with the remaining charge of $3,571,000 at December 31, 1999 to be recognized over the remaining vesting period of approximately three years.

     Information, at date of issuance, regarding stock option grants during the year ended December 31, 1999 is summarized as follows:

                                                                                    Weighted-             Weighted-
                                                                                     average               average
                                                                                    exercise                fair
                                                                  Shares              price                 value
                                                                ---------         -----------           ------------
        Exercise price exceeds market price                       135,900            $16.00               $8.90

        Exercise price equals market price                        278,450             14.89                9.28

        Exercise price is less than market price                  260,500             13.70                9.36

                           AppliedTheory Corporation

              For the years ended December 31, 1997, 1998 and 1999

NOTE K (CONTINUED)

     The following table summarizes information about the shares outstanding and exercisable for options at December 31, 1999:


                                                               Outstanding                       Exercisable
                                                    ------------------------------       --------------------------
                                                        Weighted
                                                         average         Weighted                          Weighted
              Range of                                  remaining         average                           average
              exercise              Number          contractual life     exercise         Number           exercise
               prices             outstanding           in years           price        exercisable          price
        ----------------          -----------       ----------------     --------       -----------        --------
        $.056 -     .056               77,622              7.0          $    .056          15,390         $    .056
         .13  -     .13               585,000              7.0               .13          585,000              .13
         .40  -     .40               280,585              7.5               .40           67,939              .40
        2.93  -    2.93             1,738,030              8.9              2.93          595,487             2.93
       11.19  -   16.00               612,350              9.7             14.20            6,250            16.00
       17.50  -   20.38                55,250              9.8             19.60
                                  -----------                                           ---------

        $.056 -   20.38             3,348,837              8.5              4.50        1,270,066            $1.54
                                    =========                                           =========

     Common Stock Reserved

     At December 31, 1999, the Company reserved for issuance 7,295,779 shares of its common stock as follows: (a) 5,073,987 shares pursuant to the Company's stock option plans and (b) 2,221,792 shares issuable under the Employee Stock Purchase Plan.

     Stock Appreciation Rights

     During 1997, the Board of Directors authorized the issuance of 127,500 Stock Appreciation Rights ("SARs") to certain executives at an exercise price varying from $.133 to $.40. The SARs vest ratably over a four-year period or upon occurrence of certain events. At the option of the Company, the SARs can be converted into nonstatutory stock options at their exercise price. As the Company determined that the exercise price exceeded the fair value of the underlying stock as of December 31, 1997, no compensation expense was recorded for the year then ended. The Company recognized $1,340,000 of compensation expense relating to SARs for the year ended December 31, 1998. In December 1998, pursuant to the original terms of the SARs, the Company converted the SARs into nonstatutory stock options, with the same terms and conditions as the SARs.

                           AppliedTheory Corporation

              For the years ended December 31, 1997, 1998 and 1999

NOTE L - RELATED PARTY TRANSACTIONS

     1.  Transactions With NET and ORG

         The Company has entered into a resale agreement with ORG to serve as ORG's sole source provider for Internet system and network management solutions to ORG's customer base under contractual arrangements. ORG's customers consist of (i) unrelated customers for which ORG serves as a conduit to the sales transactions between the Company and these customers and (ii) member institutions of ORG for which ORG provides pricing terms below those charged by the Company to ORG. In addition, the Company provides services to ORG principally related to network development. The Company's revenues from ORG's customer base and services to ORG for the following periods are:

                                                                       Year ended December 31,
                                                        --------------------------------------------------------
                                                           1997                  1998                    1999
                                                        -----------           -----------              ---------
                                                                             (in thousands)
           Unrelated customers                              $3,705               $3,052                $  3,000
           Member institutions                               2,891                4,477                   4,885
           Services to ORG                                     553                  798                   2,432
                                                             -----                -----                  ------

                                                            $7,149               $8,327                 $10,317
                                                             =====                =====                  ======

         The excess of the Company's revenues over amounts charged by ORG to its member institutions was approximately $1,490,000, $2,814,000 and $3,037,000 for the years ended December 31, 1997, 1998 and 1999, respectively. Such revenues recognized by the Company from ORG are based on standard pricing terms for similar services offered to unrelated parties.

         The Company has also entered into a resource sharing agreement with both NET and ORG. During the years ended December 31, 1997, 1998 and 1999, the Company charged NET approximately $91,500, $100,000 and $100,000 and ORG approximately $210,000, $300,000 and $300,000, respectively, in management fees.

         During the year ended December 31, 1997, the Company purchased from ORG fixed assets previously leased from ORG with a book value of $2,129,000. In addition, the Company issued 15,000 shares of $100 per share liquidation value preferred stock in settlement of the advances due to NET (Note J).

                           AppliedTheory Corporation

              For the years ended December 31, 1997, 1998 and 1999

NOTE L (CONTINUED)

     2.  Other

         In 1998, two officers/stockholders of the Company borrowed a total of $294,000 under term note agreements. The total principal amount plus accrued interest was due in 2001. Interest was being accrued at a rate of 5.56%. Upon demand by the Company, the officers/stockholders were required to pledge common stock of the Company as collateral on these borrowings. These term notes and accrued interest were repaid in full during 1999.

         In December 1998, the Board authorized the Company to make available a $2.5 million credit line, effective January 1, 1999, to its Chairman/CEO to be used exclusively for purchasing the Company's common stock, under certain circumstances. In the event any borrowings are drawn against this credit line, the Board of Directors will establish payment terms, interest rates and collateral provisions. This line of credit agreement terminated upon consummation of the initial public offering transaction described in Note K.

     3.  Consulting and Service Agreements

         In October 1996, the Company entered into a consulting agreement with a director/stockholder, which agreement expires in October 2000. The agreement, which is automatically renewable annually after the initial term, is cancelable by either party with notice, as defined. Under this agreement, the director/stockholder receives $5,000 per month in consulting fees. In addition, the director/stockholder received 750,000 stock options in October 1996 with an exercise price of $.13 per share, of which 187,500 options vested on October 1, 1997, with the balance vesting upon occurrence of certain events. The compensation charge pertaining to the stock options was nominal based on the fair value of the common stock at the date of grant. These stock options became fully exercisable in 1998 as a result of the August 4, 1998 private placement transaction described in Note K. The Company incurred consulting fees of $60,000 in each of the years ended December 31, 1997, 1998 and 1999.

         During the years ended December 31, 1998 and 1999, the Company incurred $25,000 and $90,000, respectively, in consulting fees to one of its principal stockholders.

         During 1999, the Company and Broadwing, a principal stockholder, signed a Joint Marketing and Services Agreement. Under the agreement, each party can resell the services of the other party. During 1999, the Company purchased network access services under contract from Broadwing totaling approximately $840,000.

                           AppliedTheory Corporation

              For the years ended December 31, 1997, 1998 and 1999

NOTE M - INCOME TAXES

     The Company generated losses for income tax purposes of approximately $5,526,000, $4,800,000 and $12,078,000 for the years ended December 31,
     1997, 1998 and 1999, respectively.

     Significant components of the Company's deferred tax assets are as follows:

                                                                                      Year ended December 31,
                                                                    ------------------------------------------------------
                                                                       1997                  1998                 1999
                                                                    -----------         --------------        ------------
                                                                                       (in thousands)
        Expenses not currently deductible                            $       375           $       766        $        515
        Net operating loss carryforwards                                   2,711                 4,607               9,477
        Amortization of intangible and fixed assets                          504                   471                 556
        Deferred compensation                                                                                          447
                                                                        ---------            ---------           ---------

        Total deferred tax assets                                          3,590                 5,844              10,995

        Valuation allowance                                               (3,590)               (5,844)            (10,995)
                                                                          ------                ------             -------

                                                                      $     -              $     -            $      -
                                                                       ==========           ==========         ===========

     A reconciliation between the Company's effective tax rate and the Federal income tax rate is as follows:


                                                                                   Year ended December 31,
                                                                    ----------------------------------------------------
                                                                       1997                  1998               1999
                                                                    -----------         --------------      ------------
        Statutory Federal income tax rate                                 34%                  34%                34%
        Valuation allowance on net operating loss                        (32)%                (32)%              (28)%
        Valuation allowance on temporary differences                      (1)%                 (1)%               (3)%
        Expenses not deductible for income
            tax purposes                                                  (1)%                 (1)%               (3)%
                                                                       -----                -----              -----

        Effective income tax rate                                          0%                   0%                 0%
                                                                        ====                 ====               ====

                           AppliedTheory Corporation

              For the years ended December 31, 1997, 1998 and 1999

NOTE M (CONTINUED)

     The Company has provided a net deferred tax asset valuation allowance for net deferred tax assets since realization of these benefits cannot be reasonably assured.

     At December 31, 1998 and 1999, the Company had net operating loss carryforwards of approximately $11,611,000 and $23,689,000, respectively, for income tax purposes. These net operating losses expire through year 2019. Utilization of the net operating loss arising prior to August 4, 1998 will be subject to an annual limitation due to the change in ownership on such date. Further limitations may occur in the event of significant changes in the Company's ownership. In addition, their use is limited to future earnings of the Company.

NOTE N - RETIREMENT SAVINGS PLANS

     As of January 1, 1997, all employees covered under a former plan were transferred to The AppliedTheory Communications, Inc. 401(k) Profit Sharing Plan (the "401(k) Plan") and the Money Purchase Pension Plan and the former plan was terminated and all participants were fully vested in their account balances.

     The 401(k) Plan covers substantially all employees. In addition to employee contributions, the Company matches a percentage of the employee's elective salary deferral into the Plan and contributes a percentage of each eligible employee's salary to the Money Purchase Plan Pension. Effective October 1, 1997, the Company terminated the Money Purchase Pension Plan. All employees in the Plan were vested, and all assets were transferred into the 401(k) Plan. The total contributions made by the Company under both Plans totaled approximately $587,000, $373,000 and $688,000 for the years ended December 31, 1997, 1998 and 1999, respectively.

NOTE O - SUBSEQUENT EVENT

     1.  Purchase of CRL Network Services, Inc.

         On January 5, 2000, the Company's newly formed wholly-owned subsidiary, AppliedTheory Reef Acquisition Corp., ("the Merger Sub"), a Delaware corporation, purchased all of the capital stock of CRL Network Services, Inc. ("CRL") for up to approximately $9.9 million in cash and up to approximately 2,022,287 shares of common stock of the Company. Also the Merger Sub changed its name to AppliedTheory California Corporation. The Company owns all capital stock of AppliedTheory California Corporation. CRL provides high-speed Internet access and data networking solutions across the United States and owns and operates a Tier 1 network backbone.

                           AppliedTheory Corporation

              For the years ended December 31, 1997, 1998 and 1999

NOTE O (CONTINUED)

         The acquisition will be accounted for using the purchase method of accounting. Accordingly, a portion of the purchase price will be allocated to the identifiable net assets acquired based on the estimated fair values. The balance of the purchase price will be recorded as goodwill.